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                                                                   EXHIBIT 10.15

                                                                   FINAL



                        CHICAGO TITLE AND TRUST COMPANY
                        PERFORMANCE UNIT INCENTIVE PLAN
                            AS AMENDED AND RESTATED

                           EFFECTIVE JANUARY 1, 1993


1. RESTATEMENT OF PLAN. The CHICAGO TITLE AND TRUST PERFORMANCE UNIT INCENTIVE PLAN, a non-tax qualified unfunded incentive compensation plan, as first established effective January 1, 1992 by CHICAGO TITLE AND TRUST COMPANY (Company) for certain employees of itself and its corporate affiliates is hereby amended and restated (Plan) effective January 1, 1993. The Plan's participants are divided into two sections, an Executives Section and a Managers Section, all as more fully described below.

2. AFFILIATED COMPANIES. The Company may, at its option, authorize and designate any of its affiliated corporations to participate in the Plan and, in that event, any such corporation shall execute a written statement of adoption, consenting to the terms and conditions of the Plan. Each participating company (including the Company) shall be referred to as an "Employer" hereunder.

3. ELIGIBILITY - SELECTION BY PRESIDENT. The Plan is intended to benefit select personnel of Employers who are able to contribute to the long term, sustained growth of the Company and its affiliates (Executives Section) or who have significant influence over expense or revenue elements affecting the performance of the Company and its affiliates (Managers Section). The President of the Company shall select and determine, in his sole discretion, those persons who shall be eligible to participate in the Plan. The eligibility of the President for Plan participation shall be authorized by Alleghany Corporation.

4.       PERFORMANCE CYCLES - COMMENCEMENT OF PARTICIPATION.

         A. The Plan covers three (3) cycles each of three years duration with the first cycle having commenced January 1, 1992 and to continue in 1993 and 1994 for a total of three years for the 1992 cycle. A new three year cycle began on January 1, 1993 and a third cycle is scheduled to begin January 1, 1994.

                 The initiation of cycles after January 1, 1994 and the commencement, delay, duration of cycles in general shall be discretionary matters with the President.

         B. Except with the approval of the President, an eligible employee shall commence Plan participation and enter a performance cycle not later than 18 months into a three year cycle, or not later than one half into a cycle of any other duration.

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5.       PERFORMANCE UNITS - ASSIGNMENT - REPORTING.

         A. A participant's potential for incentive pay shall be based on the number of performance units assigned to that participant and the performance of the Company and its affiliates during a performance cycle.

         B. A participant's performance units shall reflect generally that person's level of responsibility and control over target variables within the Company's corporate family. The President shall approve such assignment in his sole discretion but may utilize the recommendations of the Company's human resources staff or such other resources as he may deem appropriate in making such determination.

         C. The total number of units assigned for any one performance cycle shall be subject to such maximum number as shall be approved by Alleghany Corporation. Aggregate limits for this Plan shall be 60,000 units for the Executives Section and 40,000 units for the Managers Section.

         D. The assignment of units to Plan participants shall be reported to the Personnel Committee of the Board of Directors of the Company in the quarter in which such assignment is made.

         E. The number of units assigned to the President of the Company and the President of Chicago Title Insurance Company shall be approved by Alleghany Corporation.

6. CALCULATIONS - COMMON DEFINITIONS. In making calculations of benefits payable under the Plan's Executives Section and Managers Section, the following definitions shall apply:

         A. "Return on Equity" means Net Operating Income divided by Beginning Operating Equity for the year.

         B. "Net Operating Income" means net income excluding earnings on Contributed Assets, gain or loss on sale of securities and certain accruals relating to the Plan. The Executives Section benefits will add back into net income the accrual taken for Executives' benefits under this plan, thus increasing the net income amount by the amount of the accrual for the Executives' benefits. The Managers Section benefits will add back into net income the accruals taken for Executives' benefits and for Managers' benefits under this Plan, thus increasing the net income amount by the sum of the amounts of the accruals for both Executives' and Managers' benefits. All exclusions under this paragraph shall be net of accruals for federal income tax.





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         C.      "Expense Ratio" means Total Operating Expenses divided by
                 Gross Operating Revenue.

         D. "Total Operating Expenses" means all expenses deducted from gross revenue to determine net operating income except provisions for title insurance losses and federal income taxes.

         E. "Gross Operating Revenue" means gross revenue, including agents commissions and gross up of non-taxable revenue to pre-tax base, as included to determine Net Operating Income.

         All calculations by the Company of incentive payments and the use of Plan definitions shall be subject to such adjustments as the Company in its sole discretion shall be deemed equitable and shall further be subject to review by the independent auditors of the Company.

7. PAYOUT OF BENEFITS FOR THE 1992 CYCLE. The distribution of benefits for the cycle commencing January 1, 1992 shall be governed by the following provisions:

         A. The distribution of incentive pay amounts shall be made in cash as soon as possible after audited results are available at the end of the three year performance cycle.

         B. Select examples of payment procedures may be set forth as Exhibits from time to time at the Company's discretion.

         C. Subject to authorization by Alleghany Corporation, Plan participants authorized to receive a distribution under the Plan may use a portion of the proceeds of such distribution to purchase shares of Alleghany Corporation in accordance with administrative procedures promulgated by the Company and consistent with the terms of a certain Stock Purchase Agreement between the Company and Alleghany Corporation and a related Stock Purchase Agreement between the Company and the participant, as such agreements may be amended from time to time.

         D. The Company shall have the right to deduct from all Plan distributions paid in cash any taxes required by law to be withheld with respect to such payments.

         E. Assignment. Plan benefits shall not be assigned or transferred by a participant without the prior written consent of the Company.

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         F.      In order to qualify for a distribution (except for early
                 distributions described below), a participant shall have been participating in the Plan for at least the last eighteen (18) months of a performance cycle (or at least one- half of a cycle lasting for a period other than three years) and the participant shall remain an employee of an Employer at the time of payment of incentive amounts.


8. PAYOUT OF BENEFITS FOR 1993 AND SUBSEQUENT CYCLES. The distribution of benefits for cycles commencing January 1, 1993 and thereafter shall be governed by the following provisions:

         A. Mandatory Stock Purchase. Effective with the three year performance cycle commencing January 1, 1993, one-fourth of the taxable distribution of participants in this Plan shall be the subject of mandatory purchase of Alleghany stock.

                 i. The purchase shall be subject to the terms and conditions of administrative procedures promulgated by the Company and consistent with the terms of certain stock purchase agreements between the Company and Alleghany Corporation, and the Company and the participant, such terms and conditions to include without limitation, the maximum number of shares to be purchased, pricing of shares, etc.

                 ii. The price for shares for a three-year performance cycle commencing January 1, shall be 110% of the mean price of shares on such date (unless the effective date for granting of units differs from January 1, in which case the effective date of granting of units shall apply) or the next prior business day, if applicable.

                 iii. For the performance cycle commencing January 1, 1993, the price for option a. in subparagraph ii of this
                          Section is $147.40.

                 iv. Once the distribution is complete, there is no restriction on resale of such shares.

         B. Early Stock Purchase Option. In addition to the mandatory stock distribution applicable to one-third of a participant's distribution as described in Subparagraph A above, a participant shall enjoy the option to use up to one-third of a future distribution to purchase Alleghany stock for the same purchase price as provided in the mandatory purchase. The option may be exercised in increments of 5% up to the full 33 1/3% of such distribution. The option must be exercised according to procedures and within a period to be specified by the Company following the date on which units for a performance cycle are awarded.





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                 i.       The terms and conditions of this option are likewise
                          subject to the said stock purchase agreements between the Company and Alleghany Corporation and the Company and the participant.

                 ii. Once the purchase of shares is complete, there are no restrictions on the resale of Alleghany shares.

         C. Cash Distribution. The balance of a participant's distribution of incentive pay amounts, after allowance for the mandatory stock purchase and possible exercise of the Early Stock Purchase Option shall be made in cash as soon as reasonably practical after audited results are available at the end of a three year performance cycle.

         D. Late Stock Purchase Option. After allowance for the mandatory stock purchase and the possible exercise of the Early Stock Purchase Option described above, when a distribution of cash amounts is imminent at the end of a three year performance cycle, a participant may elect to use up to one-half of the proceeds of the remainder of a distribution, after-taxes to purchase shares of Alleghany stock, all as further described in administrative procedures promulgated by the Company and consistent with said stock purchase agreements between Alleghany and the Company and the Company and the participant.

                 i. The resale of stock purchased under this option shall be restricted in accordance with applicable security laws and regulations, with notice thereof to be provided to the participant by the Company.

         E.      Withholding.

                 i. The Company shall have the right to deduct from all Plan distributions paid in cash, any taxes or other deductions required by law to be withheld with respect to cash and stock distributed under the Plan

                 ii. In the event of a mandatory or early stock purchase under paragraph 8A or paragraph 8B where the amount of the cash received is not adequate to pay appropriate taxes, the affected employee shall be required to either make a cash payment to the Company in the amount of the deficiency or in the alternative to receive such lesser number of full shares as shall allow the full amount of taxes due to be paid.

         F. Examples. Select examples of payment procedures may be set forth as Exhibits from time to time at the Company's discretion.

         G. Assignment. Plan benefits shall not be assigned or transferred by a participant without the prior written consent of the Company.





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         H.      Special Provisions.

                 A. In the Event that the Company is sold by Alleghany Corporation. If the Company is sold by Alleghany Corporation, then each participant has the option to take the distribution from this program either in cash or in the form of payout outlined in Paragraph 8 subparagraphs A through D. The election is made at the time of distribution under this Plan.

                 B. In the Event that Alleghany Stock is Split. In the event that Alleghany Stock is split, a new purchase price for Paragraph 8 subparagraph A (iii) is calculated. The new price is derived by applying the ratio of new shares to 1 existing share. For example, if the stock splits 2 for 1, then 2 shares will be purchased for $147.40, or $73.70 per share. If the stock splits 2 1/2 to 1, then 2 1/2 shares will be purchased for $147.40, or $58.96 per share.

9. PLAN ADMINISTRATION. The Company shall be responsible for administering the Plan and all decisions as to participation, levels of responsibility and other matters made by the Company and the President of the Company shall be final. The President is authorized to make discretionary decisions regarding eligibility, participation and distributions regarding an individual participant as shall be equitable for that participant.

10. NOT CONTRACT OF EMPLOYMENT. Nothing in this Plan shall be construed as providing to a participant any contractual right to continued employment or any special rights with respect to employment with an Employer.

11. NO ACCRUED BENEFIT. The Company intends that the subject Plan be subject at all times to final results of operations of the Company at the end of a performance cycle and that payments be in the nature of a bonus made at its discretion. Consequently, except as specifically provided in this Agreement, there shall be no accrual of benefits or pro-rata entitlement prior to the actual date of payment.

12. PLAN AMENDMENT - TERMINATION. The Company reserves the right to amend or terminate this Plan at any time.

13. CHANGE IN CONTROL. In the event that a Participant is terminated for any reason other than cause within two years following a change in control of the Company (Change in ultimate ownership of the Company from Alleghany Corporation to an unaffiliated entity or liquidation or dissolution of the Company), Plan benefits shall be determined for that participant in the same manner as if a Plan termination had occurred on the date of termination of employment of the participant.





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EXECUTIVES SECTION - SPECIAL PROVISIONS.

14. CALCULATION OF BENEFITS. The benefits for a participant in the Executives Section of the Plan shall be calculated as follows:

         A. Step 1. Base Value. The performance units assigned to a participant shall have a Base Value of each year of the Plan determined in accordance with the following table:

                 Reference                    Return on                      Unit Value Per
                 ---------                    ---------                      --------------
                  Points                       Equity                        Million Dollars
                  ------                       ------                        ---------------
                                                                             Operating Income
                                                                             ----------------
                 Below Threshold           6.99% & under                        0.00
                 Threshold Rate            7.00% to 14.99%                      2.00
                 Enhanced Rate             over 15.00%                          4.50

                 The following two points should be noted:

                 i. If the threshold rate (7.00%) is not reached for two of the three Plan years, no incentive payments will be made.

                 ii. If the threshold rate is not reached for a single Plan year, the amount of the shortfall (below threshold rate) will be divided by 1/3 and spread forward and backward to the other Plan years as an add-on to the Enhanced Rate.

         B. Step 2. Multiplied Value. The Base Value of a Performance Unit will be adjusted to a new multiplied value by multiplying the Base Value by a multiplier determined as follows:

                          Expense Ratio                     Multiplier
                          -------------                     ----------
                          91% or more                           .75
                          87%                                  1.00
                          85% or less                          1.25

                 Straight line interpolation shall be used in making calculations under the Expense Multiplier.

         C. Step 3. Payout Value. Subject to the exceptions described below, the payout value of a participant's Performance Units issued for each year of the cycle will be valued by multiplying the sum of the multiplied values for the three years of that cycle times the number of units for that participant.





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15.      EARLY DISTRIBUTION.  In the event of death, permanent and total disability or retirement of a participant, Plan benefits for that person shall be calculated at the end of the year in which such event occurs using actual results for that year with benefits to be prorated to the date of such event, but with no benefits to be paid if the Threshold Rate is not reached for a single year of Plan participation or if the Threshold Rate is not reached for two of the three years of the cycle.

16. PLAN TERMINATION. In the event of Plan termination, benefits under the Executives Section of the Plan shall be calculated using the Enhanced Rate with application of a maximum expense multiplier to results of operation audited to the date of Plan termination.

MANAGERS SECTION - SPECIAL PROVISIONS.

17.      ADDITIONAL DEFINITIONS.

         "Average Return on Equity" means the sum of three annual return on equity calculations, divided by three.

         "Average Expense Ratio" means the sum of three annual expense ratio calculations, divided by three.

18. CALCULATION OF BENEFITS. A participant's incentive pay under the Managers Section of the Plan shall be calculated as follows:

         A. Step 1. Value of a Performance Unit. The value of a Performance Unit will be valued at the end of the three year cycle using the following matrix.

                             Chicago Title & Trust
                            Average Return on Equity

                                                        7%     11%       15%     18%      21%
                                      85%              $40     $60      $100    $140     $200
                                      or less
                     CT&T             86%               30      45        75     105      150
                     Average          87%               20      30        50      70      100
                     Expense          89%               10      15        25      35       50
                     Ratio            91%                0      10        15      20       25

         B. Step 2. Payout Value. Subject to the exceptions described below, the payout value of a participant's Performance Units issued for each year of the cycle will be valued by multiplying the matrix value of a Performance Unit for the relevant three years of that cycle times the number of units for that participant.





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         C.      Interpolation.  Values on the ROE/Expense Ratio matrix shall be subject to double interpolation on a straight line basis.

19. EARLY DISTRIBUTION. In the event of death, permanent total disability or retirement of a participant, Plan benefits for that person shall be calculated at the end of the year in which such event occurs using actual results for that year with benefits to be prorated to the date of such event.

20. PLAN TERMINATION. In the event of Plan termination, benefits under the Managers Section of the Plan shall be calculated using optimal rates of return on equity expense ratio, all prorated to the date of Termination.

         Executed this 21st day of March, 1994 to evidence the amendment and restatement of the Chicago Title and Trust Company Performance Unit Incentive Plan.


                              CHICAGO TITLE AND TRUST COMPANY


                              By: /s/ S. Lanette Zimmerman
                                         Vice President
                                         As Plan Sponsor

         Executed this 21st day of March, 1994, to evidence Chicago Title Insurance Company's adoption and participation in the Chicago Title and Trust Company Performance Unit Incentive Plan as amended and restated.


                              CHICAGO TITLE INSURANCE COMPANY



                              By: /s/ Kenneth C. Ferraro
                                        Vice President

         Executed this 21st day of March, 1994, to evidence Chicago Title Company's adoption and participation in the Chicago Title and Trust Company Performance Unit Incentive Plan as amended and restated.

                              CHICAGO TITLE COMPANY



                              By: /s/ Thomas J. Adams
                                       Vice President





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         Executed this 21st day of March, 1994, to evidence Ticor Title
Insurance Company's adoption and participation in the Chicago Title and Trust Company Performance Unit Incentive Plan as amended and restated.

                                  TICOR TITLE INSURANCE COMPANY



                                  By: /s/ Thomas J. Adams
                                           Vice President


         Executed this 21st day of March, 1994, to evidence Ticor Title Guaranty Company's adoption and participation in the Chicago Title and Trust Company Performance Unit Incentive Plan as amended and restated.

                                  TICOR TITLE GUARANTY COMPANY



                                  By: /s/ Thomas J. Adams
                                           Vice President


         Executed this 21st day of March, 1994, to evidence Technology Application Services Corporation's adoption and participation in the Chicago Title and Trust Company Performance Unit Incentive Plan as amended and restated.

                                  TECHNOLOGY APPLICATION
                                   SERVICES CORPORATION



                                  By: /s/ Thomas J. Adams
                                           Vice President





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